INTERNATIONAL GAME TECHNOLOGY
AMENDMENT TO EXECUTIVE TRANSITION AGREEMENT

The Executive Transition Agreement ("Agreement") made as of October 23, 2009 by and between International Game Technology (the "Company") and Eric P. Tom (the "Executive") is hereby amended on June 30, 2011, pursuant to this Amendment To Executive Transition Agreement ("Amendment") and as previously approved by the Compensation Committee of the Company Board of Directors as follows:

Section 2(h) of the Agreement is modified to state:

> "Good Reason" means the occurrence of any of the following without the Executive's express written consent: (1) a material reduction of the Executive's duties, position or responsibilities relative to the Executive's duties, position or responsibilities in effect immediately prior to such reduction; or (2) a material reduction by the Company of the Executive's rate of annual base salary or annual target bonus opportunity as in effect immediately prior to such reduction that is not based upon the Company's standard annual competitive market review; provided, however, that any such occurrence shall not give rise to Good Reason unless, within ~~*90*~~ ***365*** days after such occurrence is first known (or first reasonably should have been known to exist) by the Executive, the Executive furnishes written notice to the Company of the Executive's intention to terminate employment due to such occurrence and the Company shall have failed to reasonably cure the circumstances promptly (and in no event more than 30 days after) its receipt of such notice.

The intent and effect of the amendment to the Agreement is to increase the time permitted for the Executive to invoke the Good Reason clause in Section 2(h) of the Agreement from 90 days to 365 days. All other terms and provisions of the original Agreement remain unchanged in their entirety.

The Parties hereby execute this Amendment, acknowledging receipt and review of the same and agreement to the terms.

"Executive"
[signature]
Eric P. Tom

Date: 9/20/11

"Company"
International Game Technology

By: Aimee Hoyt

Name: [signature]

Title: VP Human Resources

Date: 9/18/11